UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

February 27, 2008

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

NEWS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On February 27, 2008, News Corporation (the “Company”) closed the previously announced transaction contemplated by the share exchange agreement (the “Share Exchange Agreement”) with Liberty Media Corporation (“Liberty”). Pursuant to the terms of the Share Exchange Agreement, Liberty exchanged its entire interest in the Company’s common stock (approximately 325 million shares of News Corporation Class A common stock and 188 million shares of News Corporation Class B common stock) for 100% of a subsidiary of the Company, whose holdings consist of the Company’s approximately 41% interest (approximately 470 million shares) in The DIRECTV Group, Inc. (“DIRECTV”) constituting the Company’s entire interest in DIRECTV, three of the Company’s Regional Sports Networks (FSN Northwest, FSN Pittsburgh and FSN Rocky Mountain) (the “Three RSNs”) and approximately $625 million in cash (the “Exchange”). The Exchange results in the divestiture of the Company’s entire interest in DIRECTV and the Three RSNs to Liberty. The consideration was negotiated between the parties and the Share Exchange Agreement was approved by the disinterested stockholders of the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro Forma Financial Information

The following unaudited pro forma condensed consolidated statements of operations give effect to the Exchange as if it had occurred July 1, 2006 and include adjustments which give effect to events that are directly attributable to the Exchange and that are factually supportable. The unaudited pro forma condensed consolidated balance sheet gives effect to the Exchange as if it occurred as of December 31, 2007 and includes adjustments which give effect to events that are directly attributable to the transaction and are factually supportable. The notes to the pro forma financial information describe the pro forma amounts and adjustments presented below.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, which were filed with the Securities and Exchange Commission on August 23, 2007 and February 6, 2008, respectively.

The unaudited pro forma condensed consolidated financial information is provided for informational purposes only. The pro forma information is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the Exchange been completed at the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the Company. Final recognition of the Exchange may differ from the pro forma adjustments presented herein.

All shares of the Company’s common stock acquired through the Exchange ceased to be outstanding after consummation of the Exchange. The market price of the Company’s common stock utilized in the pro forma condensed financial information is the closing sales price on the New York Stock Exchange on February 27, 2008, the closing date of the Exchange.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended December 31, 2007

(in millions, except per share data)

	News Corporation as reported (a)	Pro forma adjustments		News Corporation adjusted
Revenues	$15,657	$(109	) (b)	$15,548
Expenses:
Operating	9,851	(77	) (b)	9,774
Selling, general and administrative	2,732	(8	) (b)	2,724
Depreciation and amortization	609	—		609
Other operating charges	—	—		—

Operating income	2,465	(24)		2,441
Other income (expense)
Interest expense, net	(280)	(14	) (c)	(294)
Equity earnings of affiliates	196	(220	) (d)	(24)
Other, net	187	—		187

Income from continuing operations before income tax expense and minority interest in subsidiaries	2,568	(258)		2,310
Income tax expense	(934)	90	(e)	(844)
Minority interest in subsidiaries, net of tax	(70)	—		(70)

Income from continuing operations	$1,564	$(168)		$1,396

Basic earnings per share:
Income from continuing operations	$0.50			$0.53 (f)

Diluted earnings per share:
Income from continuing operations	$0.50			$0.53 (f)

Weighted average shares - basic	3,126			2,613
Weighted average shares - diluted	3,139			2,626

See accompanying notes

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Fiscal Year Ended June 30, 2007

(in millions, except per share data)

	News Corporation as reported (a)	Pro forma adjustments		News Corporation adjusted
Revenues	$28,655	$(206	) (b)	$28,449
Expenses:
Operating	18,645	(157	) (b)	18,488
Selling, general and administrative	4,655	(15	) (b)	4,640
Depreciation and amortization	879	(2	) (b)	877
Other operating charges	24	—		24

Operating income	4,452	(32)		4,420
Other income (expense)
Interest expense, net	(524)	(30	) (c)	(554)
Equity earnings of affiliates	1,019	(489	) (d)	530
Other, net	359	—		359

Income from continuing operations before income tax expense and minority interest in subsidiaries	5,306	(551)		4,755
Income tax expense	(1,814)	193	(e)	(1,621)
Minority interest in subsidiaries, net of tax	(66)	—		(66)

Income from continuing operations	$3,426	$(358)		$3,068

Basic earnings per share:
Income from continuing operations
Class A	$1.14			$1.22	(f)
Class B	$0.95			$1.02	(f)

Diluted earnings per share:
Income from continuing operations
Class A	$1.14			$1.21	(f)
Class B	$0.95			$1.01	(f)

Weighted average shares - basic
Class A	2,170			1,845
Class B	987			799

Weighted average shares - diluted
Class A	2,191			1,866
Class B	987			799

See accompanying notes

News Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2007

(in millions)

	News Corporation as reported (g)	Pro forma adjustments		News Corporation adjusted
Assets:
Current assets:
Cash and cash equivalents	$3,495	$(625	) (h)	$2,870
Receivables, net	7,489	(31	) (i)	7,458
Other	3,344	(8	) (i)	3,336

Total current assets	14,328	(664)		13,664

Non-current assets:
Investments	10,959	(7,451	) (j)	3,508
Intangible assets, net	13,998	(11	) (i)	13,987
Goodwill	18,294	(149	) (i)	18,145
Other non-current assets	11,337	(60	) (i)	11,277

Total assets	$68,916	$(8,335)		$60,581

Liabilities and Stockholders’ Equity
Current liabilities	$9,578	$38	(i), (k)	$9,616
Non-current liabilities:
Borrowings	13,213	—		13,213
Other liabilities	10,334	(173	) (i), (l)	10,161
Minority interest in subsidiaries	1,039	—		1,039

Total stockholders’ equity	34,752	(8,200	) (m)	26,552

Total liabilities and stockholders’ equity	$68,916	$(8,335)		$60,581

See accompanying notes

Pro forma adjustments on the December 31, 2007 and June 30, 2007 Condensed Consolidated Statements of Operations include adjustments (b) through (f) and pro forma adjustments on the December 31, 2007 Condensed Consolidated Balance Sheet include adjustments (h) through (m).

a)	Reflects the historical operating results of the Company.

b)	Represents the pro forma adjustments to record the divestiture of the Three RSNs.

c)	The adjustment to Interest expense, net reflects the foregone interest income earned during the fiscal year ended June 30, 2007 and the six months ended December 31, 2007 of $30 million and $14 million, respectively. The interest income was calculated using the average interest rate earned during the periods which was 4.75% for the fiscal year ended June 30, 2007 and 4.39% for the six months ended December 31, 2007 and the pro forma adjustments to cash and cash equivalents below.

d)	Reflects the pro forma adjustment to eliminate the equity earnings of DIRECTV for the fiscal year ended June 30, 2007 and for the six months ended December 31, 2007 of $489 million and $220 million, respectively.

e)	Represents the income tax effect of the pro forma adjustments at the U.S. federal statutory rate of 35%.

f)	Reflects the receipt of 324,637,067 shares of the Company’s Class A Common Stock and 188,000,000 shares of the Company’s Class B Common Stock as well as the impact of the pro forma adjustments for all periods presented.

For the fiscal year ended June 30, 2007, the Company’s Class A Common Stock carried rights to a greater dividend than the Company’s Class B Common Stock. The Earnings Per Share (“EPS”) of the Company was computed individually for the Class A Common Stock and Class B Common Stock. Net income was apportioned to both Class A stockholders and Class B stockholders on the ratio of 1.2 to 1, respectively, in accordance with the rights of the stockholders as described in the Company’s Restated Certificate of Incorporation. In order to give effect to this apportionment when determining EPS, the weighted average Class A Common Stock was increased by 20% (the “Adjusted Class”) and was then compared to the sum of the weighted average Class B Common Stock and the weighted average Adjusted Class. The resulting percentage was then applied to the income from continuing operations to determine the apportionment for the Class A stockholders with the balance attributable to the Class B stockholders. Subsequent to the final fiscal 2007 dividend payment, shares of the Company’s Class A Common Stock ceased to carry any rights to a greater dividend than shares of the Company’s Class B Common Stock.

Income was allocated for the fiscal year ended June 30, 2007 as follows:

	As reported	Pro forma
	(in millions)
Class A - Basic	$2,484	$2,255
Class B - Basic	942	813

Class A - Diluted	$2,487	$2,260
Class B - Diluted	934	806

g)	Reflects the historical financial position of the Company.

h)	Represents the pro forma adjustment for the cash consideration given in the Exchange.

i)	Represents the pro forma adjustment to record the divestiture of the Three RSNs.

j)	Represents the pro forma adjustment to eliminate the Company’s book value of its investment in DIRECTV.

k)	Represents the pro forma adjustment for transaction costs incurred by the Company in conjunction with the Exchange of approximately $45 million.

l)	Represents the pro forma adjustment primarily related to the reversal of the deferred tax liability upon consummation of the Exchange of $226 million as a result of the transaction being a tax free exchange and a contract termination fee associated with the Exchange of $53 million.

m)	Represents the pro forma adjustment to reflect the receipt of 324,637,067 shares of the Company’s Class A Common Stock and 188,000,000 shares of the Company’s Class B Common Stock which will be retired by the Company. Partially offsetting this amount is the nonrecurring gain on the Exchange of approximately $2.0 billion which has been reflected in the pro forma condensed consolidated balance sheet.

(d) Exhibits.

Exhibit Number	Description
2.1	Share Exchange Agreement, dated December 22, 2006. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of News Corporation (File No. 001-32352) filed with the Securities and Exchange Commission on December 26, 2006.)

99.1	Press release, dated February 27, 2008, of News Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION
(REGISTRANT)

By:	/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel

Dated: February 29, 2008

EXHIBIT INDEX

Exhibit Number	Description
2.1	Share Exchange Agreement, dated December 22, 2006. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of News Corporation (File No. 001-32352) filed with the Securities and Exchange Commission on December 26, 2006.)

99.1	Press release, dated February 27, 2008, of News Corporation.